UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: August 22, 2012

Mericol, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173972	33-1219696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2741
Las Vegas, NV 89107
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 706-5576

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported on its Form 8-K filed with the Securities and Exchange Commission on August 2, 2012 (the “Prior 8-K”), the shareholders of Mericol, Inc. (the “Company”) approved proposals to effect certain corporate actions, including a change of the Company’s name from “Mericol, Inc.” to “Maxwell Resources, Inc.”, a forward split of the Company’s common stock,  the authorization of 10 million shares of blank check preferred stock, of which 2.4 million will be designated as the Company’s Series A Preferred Stock, par value $0.001, the adoption of a provision to opt out of Nevada Revised Statutes §§78.378 to 78.3793 inclusive, and to adopt a form of amended and restated articles of incorporation to effect the above changes.

On August 22, 2012, the Company filed its amended and restated articles with the Nevada Secretary of State to effect the corporate actions described above.  A copy of the Company’s amended and restated articles were filed as Exhibit 3.1 of the Prior 8-K, which is incorporated herein by reference.

Item 8.01 Other Events

On August 24, 2012, the Financial Industry Regulatory Authority (“FINRA”) notified the Company that it has approved the Company’s name change from “Mericol, Inc.” to “Maxwell Resources, Inc.” and the issuance of a stock dividend on the outstanding shares Company’s common stock, having the effect of a forward-split.  The name change is expected to be announced on September 4, 2012, with an effective date of September 5, 2012. The new symbol for the Company will be “MAXE.”

The stock dividend was announced on August 24, 2012 and was effected on August 27, 2012.  Each shareholder of record as of August 10, 2012 was issued an additional 10.68 shares of common stock for each share of common stock held prior to the dividend, the effect of which was a forward-split of the Company’s common stock at a ratio of 11.68-for-1.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
3.1	Form of Amended and Restated Articles, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on August 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 29, 2012

MERICOL, INC.

By:	/S/ Phillip Dias
Phillip Dias, President and Chief Executive Officer